Exhibit 5-1

Yuval Horn, Keren Kanir*, Roy Ribon, Ohad Mamann, Orly Sternfeld, Paz Abercohen,
Danielle Wassner, Shimrit Roznek, Yonatan Levinstein, Assaf Unger, Uri Dotan, Maya Weiss Donin, Victoria Zilberman, Alon Shafrir, Tal Gazanda, Anat Polyachenko, Shira Brami, Yuval Haddad

* Also admitted in New York

Tel-Aviv, May 12, 2020

Ref: 6066/60

To:

Vascular Biogenics Ltd.

8 HaSatat St.,

Modi’in, Israel 7178106

Ladies and Gentlemen:

Re: Registration Statement on Form F-3

We have acted as Israeli counsel for Vascular Biogenics Ltd., an Israeli company (the “Company”), in connection with the Registration Statement on Form F-3 (File No. 333-222138) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) and the prospectus supplement, dated as of May 11, 2020 (the “Prospectus Supplement”) in connection with the sale and issuance to the Purchasers, as defined below, by the Company of an aggregate of 5,142,857 ordinary shares, par value NIS 0.01 per share of the Company (the “Shares”) pursuant to the Securities Purchase Agreement dated May 11, 2020 by and between the Company and each of the Purchasers parties thereto (the “Securities Purchase Agreement” and the “Purchasers”, respectively).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement and the Prospectus Supplement; (ii) resolution of the board of directors which have heretofore been approved in connection with the issuance of the Shares and the Securities Purchase Agreement; and (iii) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that upon payment to the Company of the consideration per Share as described in the Prospectus Supplement the Shares have been duly authorized and, when issued and sold pursuant to the Securities Purchase Agreement, will be duly authorized, validly issued, fully paid and non-assessable;

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Form 6-K and to the reference to our firm appearing under the caption “Legal Matters” and “Enforcement of Civil Liabilities” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Securities Purchase Agreement that may alter, affect or modify the opinions expressed herein.

Sincerely yours,

Horn & Co. Law Offices